xG Technology Announces Closing of Over-Allotment Option for Recent Public Offering

Sarasota, Florida – December 12, 2013 – xG Technology, Inc. (Nasdaq: XGTI) (“xG” or the “Company”), a developer of wireless communications and spectrum sharing technologies, announced today that it closed on a partial over-allotment associated with its previously announced underwritten public offering of its common stock. After giving effect to this option exercise, the offering involved 5,970,000 shares of common stock. The public offering price was $1.75 per share. xG received gross proceeds from the offering, including the exercised over-allotment option, before deducting the underwriting discount and estimated offering expenses payable by xG, of approximately $10,447,500. The over-allotment option was granted by the Company in conjunction with the underwritten public offering completed on November 18, 2013.

As previously announced, xG intends to use the proceeds of this offering for general corporate purposes, including working capital, product development and fulfillment, marketing activities, expanding of internal sales organization and further developing sales channels, funding the set-up of contract manufacturing production lines and other capital expenditures.

Aegis Capital Corp. and Feltl and Company, Inc. acted as joint book-running managers for the offering.

The offering is being made pursuant to a registration statement on Form S-1 that xG Technology has filed with the Securities and Exchange Commission ("SEC") and which is effective. A final prospectus supplement containing important information relating to these securities was filed with the SEC. Copies of the final prospectus supplement relating to these securities may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the preliminary prospectus supplement, the accompanying base prospectus or the registration statement.

About xG Technology

xG Technology has creatd a broad portfolio of intellectual property to make wireless networks more intelligent, accessible, affordable and reliable. The company has created xMax, a patented all-IP cognitive radio technology that enables spectrum sharing. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xG’s goal is to help wireless broadband network operators make more efficient use of their spectrum allocations and to create new opportunities for innovation in unlicensed spectrum. The xMax cognitive radio system incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation and self-organizing networks. xG offers solutions for numerous industries worldwide, including urban and rural wireless broadband, utilities, defense, emergency response and public safety.

Based in Sarasota, Florida, xG has over 60 U.S. and over 130 international patents and pending patent applications, and its technology is available for licensing in both domestic and foreign markets. xG is a publicly traded company listed on the NASDAQ Capital Market and on the London Stock Exchange's Alternative Investment Market (AIM). On the NASDAQ, xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol  XGTIW. On the AIM, xG’s unrestricted shares trade under the stock symbol XGTU.L and xG’s restricted ‘Reg S’ shares trade under the stock symbol XGT.L.

For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

David Worthington

Fusion PR (Media and Analyst Relations)

www.fusionpr.com

(212) 651-4200

Jody Burfening/Carolyn Capaccio

LHA (Investor Relations)

www.lhai.com

(212) 838-3777